                                                                       EXHIBIT 7

Legal Title of Bank:  Bank One, NA                     Call Date: 03/31/00
Address:              1 Bank One Plaza, Ste 0303       ST-BK:  17-1630 FFIEC 031
City, State  Zip:     Chicago, IL  60670               Page RC-1
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                   DOLLAR AMOUNTS IN THOUSANDS    C400
ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):            RCFD
    a. Noninterest-bearing balances and currency and coin(1)...................         0081     5,387,973        1.a
    b. Interest-bearing balances(2)............................................         0071     7,970,222        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............         1754             0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........         1773    11,262,454        2.b
3.  Federal funds sold and securities purchased under agreements to resell ....         1350     6,555,909        3.
4.  Loans and lease financing receivables:                                              RCFD
    a. Loans and leases, net of unearned income (from Schedule RC-C) ..........         2122    62,960,769        4.a
    b. LESS: Allowance for loan and lease losses...............................         3123       580,798        4.b
    c. LESS: Allocated transfer risk reserve...................................         3128             0        4.c
    d. Loans and leases, net of unearned income, allowance, and reserve                 RCFD
       (item 4.a minus 4.b and 4.c)............................................         2125    62,379,971        4.d
5.  Trading assets (from Schedule RD-D)........................................         3545     3,443,465        5.
6.  Premises and fixed assets (including capitalized leases) ..................         2145       713,646        6.
7.  Other real estate owned (from Schedule RC-M)...............................         2150         2,792        7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................         2130       250,083        8.
9.  Customers' liability to this bank on acceptances outstanding ..............         2155       459,299        9.
10. Intangible assets (from Schedule RC-M).....................................         2143       217,835        10.
11. Other assets (from Schedule RC-F)..........................................         2160     2,382,707        11.
12. Total assets (sum of items 1 through 11) ..................................         2170   101,026,356        12.

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

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Legal Title of Bank:    Bank One, NA                  Call Date: 03/31/00
Address:                1 Bank One Plaza, Ste 0303    ST-BK: 17-1630 FFIEC 031
City, State  Zip:       Chicago, IL  60670                      Page RC-2
FDIC Certificate No.:   0/3/6/1/8


SCHEDULE RC-CONTINUED
                                                                                                DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
                                                                                                -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                        RCON
       from Schedule RC-E, part 1) ...................................              2200           26,881,942        13.a
       (1) Noninterest-bearing(1) ....................................              6631           11,976,145        13.a1
       (2) Interest-bearing ..........................................              6636           14,905,797        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and ......              RCFN
       IBFs (from Schedule RC-E, part II) ............................              2200           29,239,287        13.b
       (1) Noninterest bearing .......................................              6631              300,451        13.b1
       (2) Interest-bearing ..........................................              6636           28,938,836        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ...................................................              RCFD 2800       9,523,831        14.
15. a. Demand notes issued to the U.S. Treasury ......................              RCON 2840         564,732        15.a
    b. Trading Liabilities(from Schedule RC-D) .......................              RCFD 3548       3,001,629        15.b

16. Other borrowed money:                                                           RCFD
    a. With original maturity of one year or less ....................              2332           16,889,123        16.a
    b. With original  maturity of more than one year .................              A547            2,831,153        16.b
    c.  With original maturity of more than three years ..............              A548              915,064        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..........              2920              459,299        18.
19. Subordinated notes and debentures ................................              3200            3,400,000        19.
20. Other liabilities (from Schedule RC-G) ...........................              2930            1,495,725        20.
21. Total liabilities (sum of items 13 through 20) ...................              2948           95,201,785        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ....................              3838                    0        23.
24. Common stock .....................................................              3230              200,858        24.
25. Surplus (exclude all surplus related to preferred stock) .........              3839            3,660,673        25.
26. a. Undivided profits and capital reserves ........................              3632            2,140,620        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ....................................................              8434             (177,338)       26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES ............              4336                    0        26.c
27. Cumulative foreign currency translation adjustments ..............              3284                 (242)       27.
28. Total equity capital (sum of items 23 through 27) ................              3210            5,824,571        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ............................              3300          101,026,356        29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for
     the bank by independent external auditors as                                                                   Number
     of any date during 1996 .........................................              RCFD 6724         N/A            M 1

1 = Independent audit of the bank conducted in accordance other with generally accepted auditing standards by a certified state chartering public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which external submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by external auditors (may be required by authority)

5 =  Review of the bank's financial statements by auditors

6 =  Compilation of the bank's financial statements by auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.